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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 31, 2005, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Access Pharmaceuticals, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Access Pharmaceuticals, Inc. on Forms S-3 (File Nos. 333-92210, 333-39330, 333-37786, File No. 333-52030, File No. 333-95413 and File
Nos. 333-64904) and on Forms S-8 (File No. 33-10626, File No. 33-41134, File No.
333-45646 and 333-75136).


                                               /s/  Grant Thornton LLP
                                               -----------------------

Dallas, Texas
March 31, 2005